AMENDMENT TO THE SERIES A, SERIES B AND SERIES C WARRANTS

This AMENDMENT TO THE SERIES A, SERIES B AND SERIES C WARRANTS (this “Amendment”) is made and entered into as of January 7, 2010 (the “Effective Date”), by and among Solar EnerTech Corp., a Delaware corporation (the “Company”), the holders of at least a majority of the common stock underlying the Company’s outstanding Series A Warrants (the “Series A Required Holders”), the holders of at least a majority of the common stock underlying the Company’s outstanding Series B Warrants (the “Series B Required Holders”), and the holders of at least a majority of the common stock underlying the Company’s outstanding Series C Warrants (the “Series C Required Holders”, and together with the Series A Required Holders and the Series B Required Holders, the “Consenting Holders”).

RECITALS

WHEREAS, the Company entered into a Securities Purchase Agreement, dated March 7, 2007, pursuant to which the Company issued and sold to certain investors Series A Convertible Notes (each a “Series A Note,” and collectively, the “Series A Notes”), Series B Convertible Notes (each a “Series B Note,” and collectively, the “Series B Notes”, and together with the Series A Notes, the “Notes”), Series A Warrants to Purchase Common Stock (the “Series A Warrants”) and Series B Warrants to Purchase Common Stock (the “Series B Warrants”).

WHEREAS, the exercise price of the Series A Warrant is $1.21 per share (the “Series A Warrant Exercise Price”) and the exercise price of the Series B Warrants is $0.90 per share (the “Series B Warrant Exercise Price”).

WHEREAS, the Company entered into a Securities Purchase Agreement, dated January 11, 2008, pursuant to which the Company issued and sold to certain investors shares of the Company’s Common Stock and Series C Warrants to Purchase Common Stock (the “Series C Warrants,” and together with the Series A Warrants and the Series B Warrants, collectively, the “Warrants”).

WHEREAS, the exercise price of the Series C Warrants is $1.00 per share (the “Series C Warrant Exercise Price”).

WHEREAS, the Company and the Series A Required Holders and Series B Required Holders are parties to a Series A and Series B Notes Conversion Agreement dated January 7, 2010 (the “Conversion Agreement”), pursuant to which the Company will adjust the conversion price of the Series A and Series B Notes in consideration for the conversion of all of the outstanding amounts owed under the Notes.

WHEREAS, in connection with the Conversion Agreement, the Company and the Consenting Holders each desire to enter into this Amendment to reduce the Series A Warrant Exercise Price, the Series B Warrant Exercise Price and the Series C Warrant Exercise Price to $0.15.

WHEREAS, Section 9 of each of the Warrants provides that each Warrant may be amended by written consent of the requisite Consenting Holders.

AGREEMENT

NOW, THEREFORE, the Company and the Consenting Holders hereby agree as follows:

1.
Amendment of Series A Warrant and Series B Warrant.  As of the Effective Date, the Series A Required Holders having the power to amend the Series A Warrants and the Series B Required Holders having the power to amend the Series B Warrants hereby amend each Series A Warrant and Series B Warrant as follows:

(a)	Section (1)(b) of each Series A Warrant and Series B Warrant is hereby amended in its entirety to read as follows:

“Exercise Price.  For purposes of this Warrant, “Exercise Price” means $0.15.”

(b)	Section (1)(f)(1) of each Series A Warrant and Series B Warrant is hereby amended in its entirety to read as follows:

“[Intentionally Omitted.]”

(c)	Section (2)(a) of each Series A Warrant and Series B Warrant is hereby amended in its entirety to read as follows:

“[Intentionally Omitted.]”

2.	The remainder of each Series A Warrant and Series B Warrant remains unchanged.

3.	Amendment of Series C Warrant. As of the Effective Date, the Series C Required Holders having the power to amend the Series C Warrants, hereby amend each Series C Warrant as follows:

(a)	Section (1)(b) of each Series C Warrants is hereby amended in its entirety to read as follows:

“Exercise Price.  For purposes of this Warrant, “Exercise Price” means $0.15.”

(b)	Section (1)(e) of each Series C Warrants is hereby amended in its entirety to read as follows:

“[Intentionally Omitted.]”

4.	The remainder of each Series C Warrant remains unchanged.

5.
Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.  The exchange of a fully executed signature page to this Amendment (in counterparts or otherwise) by facsimile or by electronic delivery in PDF format shall be sufficient to bind the parties to the terms and conditions of this Amendment.

6.
Attorney’s Fees.  In the event that any suit or action is instituted under or in relation to this Amendment, including without limitation to enforce any provision in this Amendment, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Amendment, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT TO THE SERIES A, SERIES B AND SERIES C WARRANTS to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY

Solar EnerTech Corp.

By:	/s/ Leo Shi Young
Name: Leo Shi Young
Title: Chief Executive Officer

Address for Notice:
444 Castro Street, Suite# 707
Mountain View, CA  94041
Facsimile: (815) 336-8068
Attention: Leo Shi Young,
Chief Executive Officer

With a copy to (which shall not constitute notice):

Eric Wang
DLA Piper LLP (US)
2000 University Ave
East Palo Alto, CA  94303
Facsimile: (650) 687-1205

IN WITNESS WHEREOF, the undersigned has caused this AMENDMENT TO THE SERIES A, SERIES B AND SERIES C WARRANTS to be duly executed by its authorized signatory as of the date first indicated above.

SERIES A REQUIRED HOLDER, SERIES B REQUIRED HOLDER AND
SERIES C REQUIRED HOLDER

The Quercus Trust

By:	/s/ David Gelbaum
Name: David Gelbaum
Title: Trustee

Address for Notice:
1835 Newport Blvd.
A109 - PMB 467
Costa Mesa, CA 92627

With a copy to (which shall not constitute notice):

Joseph P. Bartlett, Esq.
The Law Offices of Joseph P. Bartlett
17050 Sunset Blvd. #D
Pacific Palisades, CA 90067
Telephone:  (310) 584-1234
Facsimile:  (310) 573-0314